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Exhibit 10.48

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

Amending Agreement

THIS AMENDING AGREEMENT ("Amending Agreement"), dated as of July 24, 2003, ("Effective Date") by and between Streck Laboratories, Inc., having an address at 7002 South 109th Street, La Vista, NE 68128 ("Streck") and Immunicon Corporation, having an address at 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006 ("Immunicon").

WHEREAS by a Non-Exclusive License Agreement having an Effective Date of July 1, 2002 (the "Original Agreement") Streck and Immunicon entered into an agreement relating to the use by Immunicon of certain of Streck's technology in the research, development, manufacturing, marketing and sales of certain products by Immunicon which utilize and/or incorporate Streck's technology;

AND WHEREAS Streck and Immunicon now wish to amend the Original Agreement in accordance with the terms and conditions hereof;

NOW THEREFORE in consideration of the mutual premises herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
The parties agree that the recitals above are true and correct in all material respects.

2.
The parties agree that the Original Agreement is hereby modified and amended as set forth herein.

3.
Section 1.5 shall be amended and restated in its entirety to read as follows:

1.5
"IC Sample Tube" means an individual sample container designed to contain a sample of fluid from a patient and upon which sample, after placement of the sample in the container, an IC Test is to be performed, and which container utilizes or contains the Licensed Products or Streck Technology.

4.
The following provision is hereby added as Section 1.10 to the Original Agreement:

1.10
"Field" shall mean the testing for the presence of epithelial cells or circulating tumor cells in a sample of fluid from a patient.

5.
Section 3.1 shall be amended and restated in its entirety to read as follows:

3.1
Streck hereby grants to Immunicon and its Affiliates a worldwide, non-exclusive right and license in the Field to practice the Streck Technology for the research, development, manufacture of, and to sell and have sold, Licensed Products as a component of IC Tests and IC Sample Tubes and only as a component of IC Tests or IC Sample Tubes.

6.
The following provisions are hereby added as Sections 5.1 e) and f) to the Original Agreement:

5.1
e) In the event Immunicon or any of its Affiliates wish to practice the Streck Technology for the research, development, manufacture of, and/or to sell and/or have sold, Licensed Products which are a component of IC Tests intended to be used outside the Field, Immunicon shall so notify Streck in writing, and upon the payment by Immunicon or its Affiliate of [**] payment to Streck for each type of cell other than or in addition to epithelial cells or circulating tumor cells that such IC Test is intended to detect, the Field as defined herein shall be automatically amended to include the detection of such other type of cell for which such lump sum payment has been made and the license granted under Section 3.1 hereof shall be automatically extended to include such amended Field, and the royalty payment terms set forth in Sections 5.1 b) through d) shall apply to all IC Sample Tubes and IC Tests sold by Immunicon and its Affiliates within such amended Field. Examples of cell types may include fetal, endothelial, and fungal cells, representing what is commonly accepted as broad categories of classification. For the purpose of this Agreement, detailed or differential characterization of cells are not considered separate cell types, e.g. abnormal fetal cells vs. normal fetal cells, different fungal organisms, progenitor versus mature endothelial cells, and epithelial cells that may be subdivided by unique antigens.

5.1
f) Immunicon shall pay to Streck [**] IC Sample Tubes pursuant to this Agreement.

7.
The parties hereby confirm that all other terms and conditions of the Original Agreement are and shall remain in full force and effect, and that none of said terms and conditions shall be modified or amended except as expressly provided in this Amending Agreement.

8.
This Amending Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

9.
The parties acknowledge that this Amending Agreement may be negotiated and transmitted between the parties by means of a facsimile machine or by e-mail, and that the terms and conditions agreed to are binding upon the parties. Upon this Amending Agreement being accepted and executed, copies of the facsimile or e-mail will be validated by both parties forthwith.

IN WITNESS WHEREOF this Amending Agreement has been executed by the parties hereto as of the date first above written.

STRECK LABORATORIES, INC.		IMMUNICON CORPORATION
By:	Constance Ryan	By:	Edward L. Erickson
Title:	President	Title:	Chairman, President & CEO
Signature:	/s/ CONSTANCE RYAN	Signature:	/s/ EDWARD L. ERICKSON
Date:	7/25/03	Date:	7/24/2003
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

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  Exhibit 10.48
Amending Agreement